Cistron Biotechnology, Inc.
                        10 Bloomfield Avenue
                        Pine Brook,  NJ  07058


March 2, 2000

Robert Naismith, Ph.D
Chairman and Chief Executive Officer
Genome Securities, Inc.
800 James Avenue, Suite 201
Scranton,  PA  18510-1544


	Re: Investment Banking Fee
        --------------------------


Dear Bob:

	As you are aware, Cistron Biotechnology, Inc. ("Cistron") recently received an offer letter dated January 26, 2000 (the "Offer Letter") from Celltech Group plc ("Celltech") to purchase Cistron. The Offer Letter provides for an initial purchase price of $17 million (or a $7 million premium over Cistron's net asset value of $10 million) plus (A) a milestone payment of an additional $3 million upon commencement of human clinical trials relating to the antibody to Il-1 beta and (B) a pass through to Cistron's stockholders of any and all option payments received by Cistron (or its successor) from Pasteur Merieux Serums & Vaccins, S.A. or its affiliates in connection with the exercise of its options to acquire exclusive sublicenses from Cistron in the fields of preventative and therapeutic vaccines (the "Transaction"). As you also are aware, the Board has authorized management to proceed with negotiations and to execute a letter of intent.

	In order to avoid any ambiguities in the compensation that may be payable to Genome Securities, Inc. in connection with the Transaction, and to fix such compensation to a sum certain not subject to any further contingencies following the closing of the Transaction, we have offered to compensate Genome Securities on the following terms:

        1. Upon mutual signing of this revised agreement between Cistron and Genome Securities, Inc. ("Genome"), Cistron will pay to Genome the sum of $50,000, which sum shall be non-refundable.

        2. Upon the signing of a definitive agreement with Celltech on terms substantially similar to that contained in the Offer Letter, Cistron will pay to Genome Securities the sum of $50,000, which sum shall be non-refundable.

        3. Promptly following the closing of the Transaction, again on terms substantially similar to the Offer Letter, Cistron will pay Genome Securities the additional sum of $600,000.

        4. In the event that Cistron receives a break-up fee from Celltech, Genome will be entitled to receive the lesser of 10% of the fee or $50,000.

	In consideration thereof, Genome hereby irrevocably waives any further compensation that may be payable to it by Cistron or any affiliate thereof in connection with the Transaction.

	The foregoing release shall not be deemed a waiver of any claims for compensation that Genome Securities or its affiliates may have directly against Bluestone Capital Partners, L.P. ("Bluestone") for services rendered by Bluestone pursuant to engagement letter dated September 4, 1997 between Cistron and Bluestone, including but not limited to any such claims arising out of the transactions between Cistron and Pasteur Merieux Serums & Vaccins, S.A. and its affiliates.

	At Cistron's request, immediately prior to the closing of the Transaction, Robert W. Naismith, Ph.D. or his designees will exercise in full his warrant to purchase 400,000 shares of common stock of Cistron.

	If the Transaction is not consummated, or is consummated on terms not substantially similar to those contained in the Offer Letter, this agreement shall terminate and be of no further force and effect, except that Genome shall be entitled to retain any and all non-refundable payments made hereunder.

	This offer contained herein shall remain open for 48 hours after this letter is faxed to Genome. If the offer is not accepted by such time, the offer shall be revoked and void.

				Very truly yours,

                                /S/ISIDORE S. EDELMAN
                                   ------------------
                                   Isidore Edelman
                                   Chairman of the Board and
                                    Chief Executive Officer
AGREED AND ACCEPTED:

GENOME SECURITIES, INC.


By: /S/ROBERT W. NAISMITH
       _____________________
Name:  Robert Naismith, Ph.D.
Title: Chairman and Chief Executive Officer

Date:  March 6, 2000

AGREED AND ACCEPTED AS TO EXERCISE OF WARRANT:

ROBERT NAISMITH, Ph.D.


By: /S/ROBERT W. NAISMITH
       _______________________
Name:  Robert Naismith, Ph.D.

cc: Seth I. Truwit, Esq.